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                                                                      EXHIBIT 21

                        ZAPATA CORPORATION SUBSIDIARIES

                            NAME                              PLACE OF INCORPORATION    OWNERSHIP
                            ----                              ----------------------    ---------
Energy Industries, Inc......................................  Delaware                    100%
Marine Genetics Corporation.................................  Delaware                    100%
  Zapata Protein (USA), Inc.................................  Virginia                    100%
Zapata Acquisition Corporation..............................  Delaware                    100%
Zapata Exploration Company..................................  Delaware                    100%
Zapata Off-Shore Company....................................  Delaware                    100%
  Zapata North Sea, Inc.....................................  Panama                      100%
Zapata Overseas Capital Corporation.........................  Delaware                    100%
Zapata Services Corporation.................................  Delaware                    100%
Zapata Tankships, Inc.......................................  Delaware                    100%